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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2002 appearing in the Annual Report on Form 10-K for the year ended December 31, 2001.


Deloitte & Touche LLP
Chartered Accountants
Toronto, Canada
April 10, 2002